UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2025

VSEE HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41015	86-2970927
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

980 N Federal Hwy #304 Boca Raton, Florida	33432
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (561) 672-7068

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	VSEE	The Nasdaq Stock Market LLC
Warrants, which entitles the holder to purchase one (1) share of common stock at a price of $11.50 per whole share	VSEEW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On October 29, 2025, VSee Health, Inc. (the “Company”), entered into a convertible note purchase agreement (the “CNPA”) with an accredited institutional investor (the “Investor”), whereby the Investor purchased a convertible promissory note in the initial principal amount of $217,391 (the “Note”) and 50,000 shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”) for an aggregate purchase price of $201,000.

Pursuant to the CNPA, until the later of (i) 12 months after execution of the CNPA and (ii) the Company’s obligations under the Note are no longer outstanding, the Investor has the right, but not the obligation, to purchase another convertible promissory note from the Company on the same terms and conditions as the Note. The CNPA contains standard and customary representations of the Company.

The Note accrues interest at a rate of 18% per annum; provided that interest for the first eight months accrues immediately and is guaranteed. Interest on the Note may be paid in cash or in Common Stock, as determined by the Investor, commencing on December 1, 2025, and the Note matures on October 29, 2026. The Company may prepay 100% of the outstanding balance of the Note at any time the Company is not in default, provided that the Company pays a prepayment fee equal to 10% of the outstanding balance. At any time after January 29, 2026, the Investor may convert any portion of the outstanding balance of the Note into Common Stock at a price equal to $0.48 per share (the “Conversion Price”), subject adjustments for dilutive issuances, stock splits, defaults, and low volume of the Common Stock, as described further therein. The Note may not be converted by the Investor into shares of Common Stock if such conversion would result in the Investor and its affiliates owning in excess of 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of all shares issuable upon conversion of the Note. The Note contains standard and customary events of default and covenants, including that, for as long as the Note remains outstanding: (1) the Company is prohibited from entering into an variable rate transaction, (2) the Company is required to provide the Investor with any more favorable terms granted to any future purchaser or holder of the Company’s debt or securities and (3) if the Company conduct a Qualified Financing (as defined in the Note), the Company must prepay the Note out of proceeds from the Qualified Financing and/or the Investor may convert the Note at the lower of the Conversion Price and 75% of the effective price at which the Company issues securities in the Qualified Financing.

The Company’s obligations under the Note are secured by a security interest granted to the Investor on all assets of the Company, pursuant to a Security Agreement entered into between the Company and the Investor on October 29, 2025 (the “Security Agreement”).

The foregoing descriptions of the Note, the CNPA, and the Security Agreement do not purport to be complete and are qualified in their entirety by the terms and conditions of the Note, the CNPA, and the Security Agreement, respectively filed as Exhibit 4.1, Exhibit 10.1, and Exhibit 10.2 hereto and incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

The information provided in “Item 1.01 Entry into a Material Definitive Agreement” of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information provided in “Item 1.01 Entry into a Material Definitive Agreement” of this Current Report on Form 8-K is incorporated herein by reference. The Company issued the Note, and will issue shares of Common Stock upon conversion of the Note, in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506(b) of Regulation D promulgated thereunder.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit	Description

4.1†	Convertible Promissory Note issued by VSee Health, Inc. to the investor listed therein.

10.1†	Convertible Note Purchase Agreement, dated October 29, 2025, by and between VSee Health, Inc. and the investor listed therein.

10.2†	Security Agreement, dated October 29, 2025, by and between VSee Health, Inc. and the investor listed therein.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

†	Schedules and exhibits to this Exhibit omitted pursuant to Regulation S-K Item 601(b)(2). The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 17, 2025	VSEE HEALTH, INC.

	By:	/s/ Imoigele Aisiku
	Name:	Imoigele Aisiku
	Title:	Co-Chief Executive Officer

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